Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2007 (except for Note 15, as to which the date is June 21, 2007) accompanying the consolidated financial statements and schedules as of and for each of the three years in the period ended December 31, 2006 and our report dated February 28, 2007 accompanying management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 of RAIT Financial Trust (formerly RAIT Investment Trust) and subsidiaries included in the Current Report on Form 8-K filed on or around June 21, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of RAIT Financial Trust on Form S-3 (File No. 333-139948, effective on January 12, 2007; File No. 333-139889, effective on January 10, 2007; File No. 333-103618, effective on March 14, 2003; File No. 333-69366, effective on October 18, 2001; and File No. 333-78519, effective May 14, 1999) and Form S-8 (File No. 333-125480, effective on June 3, 2005; File No. 333-109158, effective on September 26, 2003; File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

June 21, 2007